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                      NONQUALIFIED STOCK OPTION AGREEMENT

    THIS NONQUALIFIED STOCK OPTION AGREEMENT is effective this 28th day of January, 1997, by and between YES CLOTHING CO., a California corporation (the "Company"), and GUY ANTHOME (the "Optionee") pursuant to the Company's 1989 Stock Option Plan dated September 11, 1989 (the "Plan").

    In consideration of the covenants herein set forth, and pursuant to authorization by the Board of Directors of the Company (the "Board"), the parties agree as follows:

    1. OPTION; NUMBER OF SHARES; PRICE. The Company grants to the Optionee the right ("Option") to purchase Two Hundred Fifty Thousand (250,000) shares of the Common Stock of the Company ("Stock") at a purchase price of Seven Cents ($0.07) per share (the "Option Price"). This Option is subject to the terms and conditions stated in this Agreement and in the Plan, including but not limited to the provisions of Section 10 of the Plan under which this Option shall be subject to modification when certain events occur.
    2. TERM OF AGREEMENT. This Agreement shall expire when the first of the following occurs:

        (a)    the expiration of ten (10) years from the date of this Agreement;

        (b)    the termination of the Option under Section 10 of the Plan;

        (c) the expiration of one (1) year from the date of an Optionee's termination of employment or other relationship with the Company (other than by reason of death); provided, however, that the Board may in its discretion extend these periods for up to five (5) years, provided that such extension shall not extend the period during which the Option may be exercised beyond the original term of the Option;

        (d) the expiration of one (1) year from the date of an Optionee's termination of employment or other relationship with the Company (other than by reason of death) if the Optionee is then disabled (within the meaning of
Section 105(d)(4) of the Internal Revenue Code); provided, however, that the Board may in its discretion extend these periods for up to five (5) years, provided that such extension shall not extend the period during which the Option may be exercised beyond the original term of the Option; or

        (e) the expiration of one (1) year from the date of the death of an Optionee if his death occurs while he is, or not later than three (3) months after he has ceased to be, employed by or engaged in another relationship with the Company or any of its subsidiaries; provided, however, that the Board may in its discretion extend these periods for up to five (5) years, provided that such extension shall not extend the period during which the Option may be exercised beyond the original term of the Option.


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    3.     EXERCISE OF OPTION.  This Option may be exercised by the Optionee
(or, after his death, by the person designated in Section 5) only in accordance with the following provisions:

        (a) this Option shall be deemed fully vested one hundred percent (100%) and be exercisable, in whole or in part, by Optionee immediately upon execution of this Agreement by both parties hereto;

        (b) this Option may be exercised, if at all, by the Optionee upon delivery of the following to the Company at its principal executive offices:

             (i) a written notice of exercise which identifies this Agreement and states the number of shares of Stock then being purchased;

             (ii) a check or cash in the amount of the purchase price (or payment of the purchase price in such other form of lawful consideration as the Company's Board of Directors may approve from time to time under the provisions of Section 7 of the Plan);

             (iii) a letter or agreement, if requested by the Company, in such form and substance as the Company may require, setting forth the investment intent of the Optionee and such other agreements and representations as described in Section 8 of the Plan; and

             (iv) a check or cash, if requested by the Company either before or after the Company's receipt of the notice of exercise, in the amount of any taxes (other than stock issue or transfer taxes) which the Company is obligated to collect or withhold by reason of the exercise of this Option. / /

    4. TERMINATION. The termination of the Optionee as an employee, consultant or Director with the Company by death, disability or otherwise shall not accelerate or otherwise affect the number of shares with respect to which this Option may be exercised.

    5. NONTRANSFERABILITY; DISABILITY OR DEATH OF OPTIONEE. The Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable only by Optionee or the Optionee's guardian or legal representative during his lifetime. After death, the persons to whom Optionee's rights under the Option shall have passed by order of a court of competent jurisdiction, by will or by the applicable laws of descent and distribution or the executor or administrator of Optionee's estate, shall have the right to exercise the Option, pursuant to the terms of this Agreement and the Plan. Except as permitted by the preceding sentence, no option granted hereunder may be transferred. assigned, pledged, hypothecated or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so transfer, assign, pledge, hypothecate or otherwise dispose of any option granted hereunder. such option and all rights thereunder shall immediately become null and void.

    6.     NO RIGHTS AS SHAREHOLDER.  The Optionee shall have no rights as a


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shareholder of any shares of Stock covered by this Option until the date (the
"Exercise Date") an entry evidencing such ownership is made in the stock transfer books of the Company. Except as may be provided under Section 10 of the Plan, the Company will make no adjustment for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the Exercise Date.

    7. HOLDING OF STOCK AFTER EXERCISE OF OPTION. Optionee hereby represents and covenants that (a) any share of Stock purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), unless such purchase has been registered under the Securities Act or applicable state securities law; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and -C- if requested by the Company, Optionee shall submit a written statement, in form satisfactory to counsel for the Company, to the effect that such representation (x) is true and correct as of the date of purchase of any shares hereunder, or (y) is true and correct as of the date of any sale of any such shares, as applicable. A legend to the foregoing effect shall be placed upon any shares received upon exercise of this Option. As a further condition precedent to any exercise of the Option, Optionee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Board or any committee authorized by the Board shall in its sole discretion deem necessary or advisable.

    8. THIS AGREEMENT SUBJECT TO PLAN. This Agreement is made under the provisions of the Plan and shall be interpreted in a manner consistent with it. Any provision in this Agreement inconsistent with the Plan shall be superseded and governed by the Plan. A copy of the Plan is available to the Optionee at the Company's principal executive offices upon request and without charge.

     9. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of Optionee, acquire any rights hereunder.

     10. NOTICES. Any notice to the Company provided for in this Agreement shall be addressed to it in care of its Chief Financial Officer with a copy to the Chairman of the Board at its main office, and any notice to Optionee shall be addressed to Optionee's address on file with the Company or a subsidiary corporation, or to such other address as either may designate to the other in writing. Any notice shall be deemed to be duly given if and when enclosed in a properly sealed enveloped and addressed as stated above, and deposited, postage prepaid, in a post office or branch post office regularly maintained by the United States government. In lieu of giving notice by mail as aforesaid, any written notice under this Agreement may be given to Optionee in person, and to the Company by personal delivery to its Chief Financial Officer with a copy to the Chairman of the Board.


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    11.    GOVERNING LAW.  This Agreement shall be governed by, and interpreted in accordance with, the internal laws of the State of California.

    The Company and the Optionee have executed this Agreement effective as of the date set forth in the first paragraph hereof.

                                   YES CLOTHING CO.

                                   By /s/ Jeffrey P. Busse
                                     ----------------------------
                                      Jeffrey P. Busse
                                      Company Director


                                      /s/ Guy Anthome
                                     ----------------------------
                                      Guy Anthome
                                      (Optionee)